LIBOR TRANSITION AMENDMENT
THIS LIBOR TRANSITION AMENDMENT (this “Agreement”), dated as of September 30, 2022 (the “Amendment Effective Date”), is entered into among i3 VERTICALS, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto, and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the Guarantors party thereto, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, have entered into that certain Amended and Restated Credit Agreement dated as of May 9, 2019 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, certain loans and/or other extensions of credit (the “Loans”) under the Credit Agreement incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement;
WHEREAS, applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable; and
WHEREAS, such amendments and conforming changes are being implemented in accordance with Section 3.03(c) of the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.
2.    Agreement. Notwithstanding any provision of the Credit Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to Loans. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Loans and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Loans.

3.    Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
4.    Conditions Precedent. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts of this Agreement, properly executed by the Borrower, each Guarantor and the Administrative Agent.

5.    Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent).
6.    Miscellaneous.
(a)    This Agreement shall be deemed to be, and is, a Loan Document.

(b)    Effective as of the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.

(c)    Each Loan Party hereby (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) ratifies and affirms its obligations under the Loan Documents, (iii) agrees that (A) its obligations under each of the Loan Documents to which it is party shall remain in full force and effect according to their terms except as expressly amended hereby and (B) this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents and (iv) affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent for the benefit of the holders of the Obligations and agrees that this Amendment does not adversely affect or impair such Liens and security interests in any manner.

(d)    Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that as of the Amendment Effective Date after giving effect to this Amendment (i) such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment, (ii) this Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), (iii) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Loan Party of this Amendment and (iv) the representations and warranties of such Loan Party set forth in Article 5 of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is expressly qualified by materiality or reference to Material Adverse Effect) on and as of the Amendment Effective Date to the same extent as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (and in all respects if any such representation or warranty is expressly qualified by materiality or reference to Material Adverse Effect) on and as of such earlier date.

(e)    This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This
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Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.

(f)    Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)    The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:
I3 VERTICALS, LLC,
a Delaware limited liability company

By: /s/ Clay Whitson
Name: Clay Whitson
Title: Chief Financial Officer

GUARANTORS:
AD VALOREM RECORDS, INC., a Texas corporation
I3 HOLDINGS SUB, INC., a Delaware corporation
I3 VERTICALS, INC., a Delaware corporation
I3 VERTICALS MANAGEMENT SERVICES, INC., a Delaware corporation
MENTIS TECHONOLOGY, INC., a Delaware corporation
MOBILEAXEPT NORTH AMERICA, INC., a Minnesota corporation
ON-LINE INFORMATION SERVICES, INC., an Alabama corporation
PACE PAYMENT SYSTEMS, INC., a Delaware corporation
PACE PAYMENTS, INC., a Delaware corporation
SAN DIEGO CASH REGISTER COMPANY, INC., a California corporation

By: /s/ Clay Whitson
Name: Clay Whitson
Title: Chief Financial Officer

ACS-MEDICAL BUSINESS SOLUTIONS, LLC, a Delaware limited liability company
CP-DBS, LLC, a Delaware limited liability company
CP-PS, LLC, a Delaware limited liability company
DUXWARE, LLC, a Delaware limited liability company
FAIRWAY PAYMENTS, LLC, a Virginia limited liability company
H-PAC COMPUTER SYSTEMS, LLC, a Delaware limited liability company
I3-AERO, LLC, a Delaware limited liability company
I3-AXIA, LLC, a Delaware limited liability company
I3-BEARCAT, LLC, a Delaware limited liability company
I3-BIS, LLC, a Delaware limited liability company
I3-CSC, LLC, a Delaware limited liability company
I3-EMS, LLC, a Delaware limited liability company
I3-IMAGESOFT, LLC, a Delaware limited liability company
i3-iMed, LLC, a Delaware limited liability company
I3-INFIN, LLC, a Delaware limited liability company
I3-MILESTONE, LLC, a Delaware limited liability company
I3-MPN, LLC, a Delaware limited liability company
I3 MSI CONSULTING, LLC, an Arkansas limited liability company
I3-ONE, LLC, a Delaware limited liability company
I3-PBS, LLC, a Delaware limited liability company
I3-RANDALL, LLC, a Delaware limited liability company
I3-SOFTWARE & SERVICES, LLC, a Delaware limited liability company
I3-SPLASH, LLC, a Delaware limited liability company
I3-SSI, LLC, a Delaware limited liability company
KIRIWORKS, LLC, a Delaware limited liability company
MONETRA TECHNOLOGIES, LLC, a Delaware limited liability company

By:/s/ Clay Whitson
Name: Clay Whitson
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.,
as Administrative Agent
By:/s/ Christine Trotter
Name: Christine Trotter
Title: Vice President

Appendix A

TERMS APPLICABLE TO TERM SOFR LOANS

1.    Defined Terms. The following terms shall have the meanings set forth below:
“Administrative Agent’s Office” means, with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Applicable Rate” means the Applicable Rate, Applicable Margin or any similar or analogous definition in the Credit Agreement.
“Base Rate” means the Base Rate, Alternative Base Rate, ABR or any similar or analogous definition in the Credit Agreement.
“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.
“Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Credit Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“CME” means CME Group Benchmark Administration Limited.
“Committed Loan Notice” means a Committed Loan Notice, Loan Notice, Borrowing Notice, Continuation/Conversion Notice, or any similar or analogous definition in the Credit Agreement, and such term shall be deemed to include the Committed Loan Notice attached hereto as Exhibit A.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Dollar” and “$” mean lawful money of the United States.

“Eurodollar Rate” means Eurodollar Rate, LIBOR, Adjusted LIBOR Rate, LIBOR Rate or any similar or analogous definition in the Credit Agreement.
“Eurodollar Rate Loans” means a Loan that bears interest at a rate based on the Eurodollar Rate.
“Interest Payment Date” means, as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Credit Agreement; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:
    (a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
    (b)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
    (c)     no Interest Period shall extend beyond the Maturity Date.
“Required Lenders” means the Required Lenders, Requisite Lenders, Majority Lenders or any similar or analogous definition in the Credit Agreement.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means 0.10% (10 basis points).
“Successor Rate” means the Successor Rate, LIBOR Successor Rate or any similar or analogous definition in the Credit Agreement.
“Swing Line Loan” means Swing Line Loan, Swingline Loan or any similar or analogous definition in the Credit Agreement.
“Term SOFR” means:
    (a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
    (b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
2.    Terms Applicable to Term SOFR Loans. From and after the Amendment Effective Date, the parties hereto agree as follows:
(a)    Eurodollar Rate Loans. (i) Dollars shall not be considered a currency for which there is a published LIBOR rate and (ii) any request for a new Eurodollar Rate Loan denominated in Dollars, or to continue an existing Eurodollar Rate Loan denominated in Dollars, shall be deemed to be a request for a new Loan bearing interest at Term SOFR; provided, that, to the extent any Loan bearing interest at the Eurodollar Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the Eurodollar Rate until the end of the current Interest Period or payment period applicable to such Loan.
(b)     References to Eurodollar Rate and Eurodollar Rate Loans in the Credit Agreement and Loan Documents.
(i)     References to the Eurodollar Rate and Eurodollar Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurodollar Rate and Eurodollar Rate Loan) shall be deemed to include Term SOFR and Term SOFR Loans, as applicable. In addition, references to the Eurodollar Rate in the definition of Base Rate in the Credit Agreement shall be deemed to refer to Term SOFR.

(ii)     For purposes of any requirement for the Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term SOFR Loan.
(c)     Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(d)    Borrowings, Conversions, Continuations and Prepayments of Term SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Credit Agreement:
(i)    Term SOFR Loans. Each Borrowing, each conversion of Loans (other than Swing Line Loans) from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(ii)    Conforming Changes. With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(iii)    Committed Loan Notice. For purposes of a Borrowing of Term SOFR Loans, or a continuation of a Term SOFR Loan, the Borrower shall use the Committed Loan Notice attached hereto as Exhibit A.
(iv)    Voluntary Prepayments of Term SOFR Loans. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Term SOFR Loans in whole or in part without premium or penalty (except as otherwise specified in the Credit Agreement); provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to any date of prepayment of Term SOFR Loans.
(e)    Interest.
(i)    Subject to the provisions of the Credit Agreement with respect to default interest, each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR plus the Applicable Rate.
(ii)    Interest on each Term SOFR Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided, that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.

(f)     Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to Term SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(g)    Successor Rates. The provisions in the Credit Agreement addressing the replacement of a current Successor Rate for Dollars shall be deemed to apply to Term SOFR Loans and Term SOFR, as applicable, and the related defined terms shall be deemed to include Dollars and Term SOFR, as applicable.

Exhibit A

FORM OF COMMITTED LOAN NOTICE
(Term SOFR Loans)
Date: ___________, _____

To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May 9, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among i3 Verticals, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐ A Borrowing of [Revolving][Incremental Term] Loans

☐ A conversion or continuation of [Revolving][Incremental Term] Loans

    1.    On              (a Business Day).

    2.    In the amount of $            .1

    3.    Comprised of             .2
        [Type of Loan requested]

4.    For Term SOFR Loans: with an Interest Period of ___ months.3

[With respect to such Borrowing, the Borrower hereby represents and warrants that (i) such request complies with the requirements of Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Section 4.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing.]4

[signature page follows]
1 Not less than $1,000,000 or a whole multiple of $100,000 in excess thereof.
2 Base Rate Loan or Term SOFR Loan.
3 1, 3 or 6 months.
4 Include for Borrowings.

i3 VERTICALS, LLC,
a Delaware limited liability company

By:
Name:
Title: